Exhibit 99.1

COLFAX REPORTS PRELIMINARY THIRD QUARTER RESULTS

RICHMOND, VA – November 3, 2009 - Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced preliminary financial results for the third quarter ended October 2, 2009.  The preliminary results do not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

On a year-over-year basis, highlights for the quarter and the first nine months of 2009 include:

Third quarter of 2009 (all comparisons versus the third quarter of 2008)

•
Net income of $1.8 million (4 cents per share – basic and diluted) including restructuring and other related charges of $9.6 million; adjusted net income (as defined below) of $10.0 million (23 cents per share), a decrease of 17.6% including negative currency effects of 1 cent per share

•	Net sales of $128.5 million, a decrease of 16.2%; organic sales decline (as defined below) of 12.0%

•	Operating income of $3.7 million; adjusted operating income (as defined below) of $16.5 million, a decrease of 18.7% including negative currency effects of $0.8 million

•	EBITDA (as defined below) of $7.4 million; adjusted EBITDA (as defined below) of $20.2 million, a decrease of 15.9% including negative currency effects of $1.0 million

•	Third quarter orders of $124.3 million, a decrease of 28.5%; organic order decline (as defined below) of 25.5%

•	Backlog of $298.0 million at period end

Year-to-date 2009 (all comparisons versus the first nine months of 2008)

•
Net income of $13.0 million (30 cents per share – basic and diluted) including restructuring and other related charges of $10.8 million; adjusted net income (as defined below) of $28.9 million (67 cents per share), a decrease of 20.2% including negative currency effects of 10 cents per share

•	Net sales of $394.1 million, a decrease of 11.6%; organic sales decline (as defined below) of 2.5%

•	Operating income of $23.8 million; adjusted operating income (as defined below) of $47.9 million, a decrease of 23.0% including negative currency effects of $6.4 million

•	EBITDA (as defined below) of $34.4 million; adjusted EBITDA (as defined below) of $58.5 million, a decrease of 20.4% including negative currency effects of $7.2 million

•	Orders for the nine month period of $349.2 million, a decrease of 35.7%; organic order decline (as defined below) of 29.9%

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable preliminary GAAP financial measures.

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“We are pleased with our performance in this challenging environment,” said John Young, president and CEO of Colfax Corporation.  “While overall sales were down, our Navy and power generation businesses showed good growth over last year’s third quarter.  On a sequential basis, our organic orders were up 15% driven by increases in the commercial marine, Navy, power generation and general industrial markets.  Backlog is also up slightly since the end of the second quarter.  We’re continuing to streamline our operations and reduce our cost structure.  We’ve made significant progress on our cost reduction initiatives and have reduced headcount by about 15%.  We expect to realize savings of approximately $16 million in 2009 or about $22 million on an annualized basis.  The benefits of our efforts are evident in our margins.  Our gross profit margin was up 40 basis points and we maintained our adjusted EBITDA margin despite 16% lower sales than last year.”

He added, “We’re encouraged by the recent improvement in our order book but we are continuing to have push-outs of project deliveries.  Given the uncertain economic environment, we remain cautious on our outlook.  Our strong balance sheet provides us the flexibility to weather current conditions while pursuing acquisitions and organic growth initiatives.  Our strategy remains unchanged – we’re focused on providing unmatched expert solutions to our global customer base while aligning capacity to meet demand.  We’re well positioned to enhance profitability and our competitive position as conditions improve.”

“Based on variable project timing and estimated mix, we’ve lowered our projected sales and adjusted eps ranges for 2009.  We now expect sales to be down organically 8% to 10% and expect adjusted eps to be $.88 to $.94.”

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline). Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, certain legacy legal charges, certain due diligence costs, restructuring and other related charges as well as one time initial public offering-related costs to the extent they impact the periods presented. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 32% in 2009 and 34% in 2008. Adjusted net income per share in 2008 assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Projected adjusted net income per share excludes actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to preliminary GAAP results has been provided in the financial tables included in this press release.

2

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Tuesday, November 3 at 8:00 a.m. ET. The call will be open to the public through 877-718-5106 or 719-325-4871 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global naval and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:
Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689

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Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Preliminary1 and unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008

Net sales	$128,545	$153,461	$394,053	$445,543
Cost of sales	82,339	98,983	255,277	286,110

Gross profit	46,206	54,478	138,776	159,433
Initial public offering related costs	-	-	-	57,017
Selling, general and administrative expenses	28,136	33,233	86,248	97,516
Research and development expenses	1,523	1,478	4,610	4,430
Restructuring and other related charges	9,608	-	10,755	-
Asbestos liability and defense costs (income)	1,377	(6,312)	4,504	(6,749)
Asbestos coverage litigation expenses	1,845	5,148	8,838	12,257

Operating income (loss)	3,717	20,931	23,821	(5,038)
Interest expense	1,834	1,951	5,466	9,684

Income (loss) before income taxes	1,883	18,980	18,355	(14,722)
Provision (benefit) for income taxes	64	5,329	5,309	(3,772)

Net income (loss)	$1,819	$13,651	$13,046	$(10,950)

Net income (loss) per share—basic and diluted	$0.04	$0.31	$0.30	$(0.43)

[1]
The preliminary financial results as of and for the three and nine months ended October 2, 2009 reflect management’s best estimate of the Company’s net asbestos liability based upon information currently available. The preliminary results do not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands
(Preliminary1 and unaudited)

	October 2,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,833	$28,762
Trade receivables, less allowance for doubtful accounts	89,601	101,064
Inventories, net	77,369	80,327
Asbestos insurance asset	26,031	26,473
Asbestos insurance receivable	34,972	36,371
Other current assets	21,589	21,860

Total current assets	300,395	294,857
Deferred income taxes, net	51,576	53,428
Property, plant and equipment, net	93,060	92,090
Goodwill and intangible assets, net	180,613	179,046
Long-term asbestos insurance asset	267,396	277,542
Deferred loan costs, pension and other assets	16,594	16,113
Total assets	$909,634	$913,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$7,698	$5,420
Accounts payable	37,992	52,138
Accrued asbestos liability	28,103	28,574
Other accrued liabilities	71,600	68,154

Total current liabilities	145,393	154,286
Long-term debt, less current portion	85,236	91,701
Long-term asbestos liability	316,218	328,684
Pension and accrued post-retirement benefits	129,663	130,188
Other liabilities	40,055	41,286
Total liabilities	716,565	746,145
Shareholders’ equity	193,069	166,931
Total liabilities and shareholders' equity	$909,634	$913,076

[1]
The preliminary financial results as of and for the three and nine months ended October 2, 2009 reflect management’s best estimate of the Company’s net asbestos liability based upon information currently available. The preliminary results do not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

Colfax Corporation
Condensed Consolidated Statement of Cash Flows
Dollars in thousands
(Preliminary1 and unaudited)

	Nine Months Ended
	October 2,	September 26,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$13,046	$(10,950)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and fixed asset impairment charges	11,240	11,345
Noncash stock-based compensation	1,970	10,814
Other adjustments for non-cash items	474	5,430
Deferred income taxes	362	(18,063)
Changes in working capital	6,087	(26,315)
Changes in other operating assets and liabilities	823	(2,952)
Net cash provided by (used in) operating activities	34,002	(30,691)

Cash flows from investing activities:
Purchases of fixed assets	(7,779)	(13,329)
Acquisitions, net of cash received	(1,260)	-
Proceeds from sale of fixed assets	238	23
Net cash used in investing activities	(8,801)	(13,306)

Cash flows from financing activities:
Borrowings under term credit facility	-	100,000
Payments under term credit facility	(3,750)	(207,778)
Proceeds from borrowings on revolving credit facilities	-	28,185
Repayments of borrowings on revolving credit facilities	-	(28,158)
Proceeds from the issuance of common stock, net of offering costs	-	193,020
Dividends paid to preferred shareholders	-	(38,546)
Other	(447)	(3,446)
Net cash (used in) provided by financing activities	(4,197)	43,277

Effect of exchange rates on cash	1,067	556

Increase (decrease) in cash and cash equivalents	22,071	(164)
Cash and cash equivalents, beginning of year	28,762	48,093
Cash and cash equivalents, end of year	$50,833	$47,929

[1]
The preliminary financial results as of and for the three and nine months ended October 2, 2009 reflect management’s best estimate of the Company’s net asbestos liability based upon information currently available. The preliminary results do not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(Preliminary1 and unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008

EBITDA
Net income (loss)	$1,819	$13,651	$13,046	$(10,950)

Interest expense	1,834	1,951	5,466	9,684
Provision (benefit) for income taxes	64	5,329	5,309	(3,772)
Depreciation and amortization	3,681	3,695	10,592	11,345

EBITDA	$7,398	$24,626	$34,413	$6,307
EBITDA margin	5.8%	16.0%	8.7%	1.4%

Adjusted EBITDA
Net income (loss)	$1,819	$13,651	$13,046	$(10,950)

Interest expense	1,834	1,951	5,466	9,684
Provision (benefit) for income taxes	64	5,329	5,309	(3,772)
Depreciation and amortization	3,681	3,695	10,592	11,345
Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense costs (income)	1,377	(6,312)	4,504	(6,749)
Asbestos coverage litigation expense	1,845	5,148	8,838	12,257

Adjusted EBITDA	$20,228	$24,044	$58,510	$73,545
Adjusted EBITDA margin	15.7%	15.7%	14.8%	16.5%

Adjusted Net Income and Adjusted Earnings per Share
Net income (loss)	$1,819	$13,651	$13,046	$(10,950)

Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense costs (income)	1,377	(6,312)	4,504	(6,749)
Asbestos coverage litigation expense	1,845	5,148	8,838	12,257
Interest adjustment to effect IPO at beginning of period	-	-	-	2,302
Tax adjustment to effective rate of 32% and 34%, respectively	(4,644)	(926)	(8,276)	(22,410)

Adjusted net income	$10,005	$12,143	$28,867	$36,180
Adjusted net income margin	7.8%	7.9%	7.3%	8.1%

Weighted average shares outstanding - diluted	43,324,995	-	43,274,177	-
Shares outstanding at closing of IPO	-	44,006,026	-	44,006,026
Adjusted net income per share	$0.23	$0.28	$0.67	$0.82

Net income per share-basic
and diluted in accordance with GAAP	$0.04	$0.31	$0.30	$(0.43)

Adjusted Operating Income
Operating income (loss)	$3,717	$20,931	$23,821	$(5,038)

Restructuring and other related charges	9,608	-	10,755	-
IPO-related costs	-	-	-	57,017
Legacy legal adjustment	-	-	-	4,131
Due diligence costs	-	582	-	582
Asbestos liability and defense costs (income)	1,377	(6,312)	4,504	(6,749)
Asbestos coverage litigation expense	1,845	5,148	8,838	12,257

Adjusted operating income	$16,547	$20,349	$47,918	$62,200
Adjusted operating income margin	12.9%	13.3%	12.2%	14.0%

[1]
The preliminary financial results as of and for the three and nine months ending October 2, 2009 reflect management’s best estimate of the Company’s net asbestos liability based upon information currently available. The preliminary results do not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

Colfax Corporation
Sales and Orders Growth
Dollars in millions
(unaudited)

	Sales		Orders
	$	%	$	%

Three Months Ended September 26, 2008	$153.5		$173.8

Components of Change:
Existing Businesses	(18.4)	(12.0)%	(44.3)	(25.5)%
Acquisitions	0.5	0.3%	0.4	0.2%
Foreign Currency Translation	(7.1)	(4.6)%	(5.6)	(3.2)%

Total	(25.0)	(16.2)%	(49.5)	(28.5)%

Three Months Ended October 2, 2009	$128.5		$124.3

	Sales		Orders		Backlog at
	$	%	$	%	Period End

Nine Months Ended September 26, 2008	$445.5		$542.9		$383.1

Components of Change:
Existing Businesses	(11.4)	(2.5)%	(162.6)	(29.9)%	(83.9)	(21.9)%
Acquisitions	0.5	0.1%	0.4	0.1%	0.5	0.1%
Foreign Currency Translation	(40.5)	(9.1)%	(31.5)	(5.8)%	(1.7)	(0.4)%

Total	(51.4)	(11.6)%	(193.7)	(35.7)%	(85.1)	(22.2)%

Nine Months Ended October 2, 2009	$394.1		$349.2		$298.0

Colfax Corporation
Reconciliation of Projected 2009 Net Income Per Share1 to Adjusted Net Income Per Share
Amounts in Dollars
(unaudited)

	EPS Range

Projected net income per share - fully diluted	$0.35	$0.41

Restructuring and other related charges incurred year-to-date	0.17	0.17
Estimated fourth quarter restructuring and other related charges[2]	0.06	0.06
Asbestos coverage litigation	0.19	0.19
Asbestos liability and defense costs	0.11	0.11

Projected adjusted net income per share - fully diluted	$0.88	$0.94

[1]
Does not reflect any potential adjustments from the favorable asbestos ruling on October 14, 2009 for the Company’s Warren Pumps subsidiary.  The Company expects additional information related to this matter to become available prior to filing its third quarter Form 10-Q with the SEC on or before November 16, 2009. Any adjustments that result from the Company’s evaluation of this information will be reflected in the Company’s financial statements included in its third quarter Form 10-Q.

[2]	Represents estimated costs related to restructuring actions implemented through November 3, 2009.